Exhibit 99.B(h)(2)

Form OF AUTHORIZED PARTICIPANT AGREEMENT

This Authorized Participant Agreement (this “Agreement”) is entered into as of this ___ day of __________, 2022 (the “Effective Date”), by and between _____________________ (the “Participant”) and SEI Investments Distribution Co. (together with SEI Investments Distribution Co.’s affiliates, the “Distributor”), principal underwriter of each of SEI Exchange Traded Funds Trust (the “Trust”), and is subject to acceptance by each Trust and Brown Brothers Harriman & Co., as transfer agent (the “Transfer Agent”) to each investment portfolio of the Trust (each, a “Series”). Capitalized terms used herein and not otherwise defined have the meaning assigned to them in SECTION 14 of this Agreement.

WHEREAS, the Trust is registered with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management company;

WHEREAS, each Series is listed for trading on one or more U.S. national securities exchanges or associations and operates as an “Exchange Traded Fund” or “ETF”;

WHEREAS, the Distributor serves as the principal underwriter of the Trust acting on an agency basis in connection with the sale and distribution of shares of beneficial interest of each Series of the Trust (“Shares”);

WHEREAS, the Transfer Agent serves as the transfer agent for the Trust;

WHEREAS, the Shares of any Series offered by the Trust (now or in the future) may be directly purchased from or redeemed to the Trust at a price based on the net asset value per Share (subject to applicable “Law” and the terms hereof) only in “Creation Units” and only by or through a registered broker-dealer and member of the “DTC” that has entered into an Authorized Participant Agreement with the Distributor; and

WHEREAS, the Distributor and the Participant intend that the Trust shall be a third-party beneficiary of this Agreement and shall receive the benefits contemplated by this Agreement.

NOW THEREFORE, the parties hereto in consideration of the premises and of the mutual agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, agree as follows:

SECTION 1   ORDERS FOR CREATION AND REDEMPTION

1.01       Creation Units. The Shares of any Series offered by the Trust may be directly purchased only from or redeemed only to the Distributor in Creation Units. The number of Shares of a Series constituting a Creation Unit shall be stated in the “Prospectus” of the applicable Series. The Participant is authorized to create and redeem Creation Units of said Series as determined in the discretion of the Trust and/or the Distributor, subject to applicable Law and the terms hereof.

1.02       Procedures for Orders. The procedures for placing and execution of “Creation Orders” and Redemption Requests are described in the Prospectus for each Series and in the AP Handbook (and any updates) which shall be provided by the Trust and Distributor. All Orders shall be placed and executed in accordance with the terms and procedures set forth in the Prospectus and the “AP Handbook”. Orders received in proper form in accordance with said terms and procedures shall be processed at the net asset value per Share of the relevant Series next determined after said Order is received in proper form. The Participant agrees to comply with any and all requirements stated in the Prospectus and in the AP Handbook to the extent applicable to the Participant. The Trust reserves the right to revise or augment the procedures relating to the manner of creating or redeeming Creation Units. The Distributor shall make commercially reasonable efforts to provide prior notice to the Participant of any material changes to the AP Handbook with respect to the placement of Orders. Revised procedures shall not apply retroactively to Orders submitted prior to said change in procedure, unless required by applicable Law. The Participant agrees to comply with these procedures as these procedures may be revised or augmented from time to time. Said revised or additional procedures may be implemented by the Trust, with respect to any or all Series, due to changing applicable Law, market conditions, administrative or operational processes, or requirements for new or existing Series, or any other purposes.

Any Series, subject to applicable Law, may change the manner in which a Creation Order and/or Redemption Request may be placed and/or executed by the Participant, including, without limitation, requiring that a Creation Order or Redemption Request be cleared outside the “CNS Clearing Process” or any “Non-CNS Clearing Process” subject to approval by the Transfer Agent.

1.03        NSCC Authorization. Solely with respect to Orders processed through the CNS Clearing Process, the Participant, as a Participating Party, hereby authorizes the Transfer Agent to transmit to the NSCC on behalf of the Participant instructions, including, without limitation, instructions regarding the transfer of Deposit Securities, Cash Amounts, and Cash Components, consistent with the Order instructions issued by the Participant to the Distributor. The Participant agrees to be bound by the terms of said instructions issued by the Transfer Agent on behalf of the Participant and reported to NSCC as though said instructions were issued by the Participant directly to NSCC; provided, however, that the Participant shall not be bound or held liable for any loss, liability, cost or expense resulting from communication errors occurring between the Transfer Agent and the NSCC, to the extent said instructions between the Transfer Agent and the NSCC do not accurately reflect in all material respects the instructions communicated by the Participant to the Transfer Agent.

1.04       Consent To Recording. It is contemplated that the phone lines used by the Distributor, the Trust, or their respective Affiliated Persons with respect to any Orders shall be recorded, and the Parties hereby consent to the recording of all calls with any of those Parties. The Participant also acknowledges and agrees that the Participant’s access to, and actions taken on, the Website may be recorded. The Parties, or the Parties’ affiliates, as applicable, promptly shall provide to any other Party copies of recordings of any said calls or Website documentation, unless said recordings or documentation have been erased or destroyed prior to receipt of said request in the normal course of business in accordance with the recording party’s general record keeping policies and procedures. The Parties each agree that the Parties may use said recordings and documentation in connection with any dispute or proceeding relating to this Agreement. In the event that the recording party becomes legally compelled to disclose to any third party any recording involving communications with the another Party, the recording party shall provide the other Party or Parties involved in said communications with advance written notice identifying the recordings to be so disclosed, together with copies of said recordings, so that each notified Party may seek a protective order or other appropriate remedy with respect to the recordings or waive the notified Party’s rights to do so. The recording party shall not otherwise disclose to any third party any recording involving communications with another Party without said other Party’s express written consent, except that the recording party may disclose to a regulator or self-regulatory organization with jurisdiction over the recording party, to the extent requested, recordings involving communications with another Party.

1.05       Irrevocability. All Orders are irrevocable and considered final when placed by a Participant. Accordingly, the Participant acknowledges and agrees that it will not be possible for the Participant to cancel or modify an Order once the Order Cut-Off Time has passed for the Business Day on which the Order is placed. Even if the “Order Cut-Off Time” for the Business Day on which the Order was placed has not passed, the Participant acknowledges that it may not be possible to cancel or modify an Order once the Participant has placed the Order. Any attempt the Participant makes to revise or cancel an Order may be deemed a request to place a new Order that may modify or cancel the previous Order, at the sole discretion of the Trust. The Participant shall be responsible for any and all reasonable expenses and costs incurred by the Trust or the Distributor in connection with any modified or cancelled Order. It is acknowledged and agreed that the Trust has the absolute right to reject any Creation Order or Redemption Request (to the extent permitted by Law and the Prospectus) transmitted to the Trust by the Distributor. The Distributor shall notify the Participant as soon as reasonably practicable of any said rejection of an Order. It is acknowledged and agreed that notice may not be reasonably practicable until after the time the Distributor stops accepting Orders for that day. Neither the Distributor nor the Trust shall be liable to any person by reason of the rejection of any Order so long as said rejection is a result of the rejecting party’s good faith determination that said rejection complies with the Prospectus and the AP Handbook.

1.06       Prospectus and Trade Confirmation Delivery. The Participant acknowledges receipt of the Prospectus and represents that the Participant has reviewed that document and understands the Series and Shares. The Participant consents to the delivery of a link to the Prospectus and trade confirmations electronically, and understands that, unless the Participant notifies the Distributor in writing that this consent is revoked, the Participant can obtain access to Prospectuses from the Distributor only electronically. The Trust makes the current Prospectuses and annual and semi-annual shareholder reports for each applicable Series available on the Trust’s website:[•].

1.07       Valid Electronic Mail Address. The Participant agrees to maintain a valid electronic mail address for purposes of receiving a link to the Prospectus and trade confirmations and further agrees promptly to notify the Distributor if the Participant’s electronic mail address for this purpose changes. The Participant understands that the Participant must have regular and continuous Internet access to access all documents relating to a Series.

SECTION 2   EXECUTION OF CREATION ORDERS

2.01       Fund Deposit. To effect the purchase of a Creation Unit of a Series, the Participant agrees to deliver to the Series a “Fund Deposit” plus any applicable “Cash Amount.”

2.02       Cash In Lieu. The Trust, in the Trust’s sole discretion, may permit or require the substitution of an amount of cash to be added to any “Cash Component” to replace any “Deposit Security” (“cash in lieu”). The Trust may suspend the ability of the Participant to engage in cash in lieu transactions with respect to any Series at any time, without prior notice.

2.03       Delivery of Collateral or Fund Deposit. As described in the Prospectus and the AP Handbook from time to time, the Trust, in the Trust’s sole discretion, may permit collateral to be posted to the Custodian (or such other agent as may be agreed in writing by the Participant and the Trust from time to time) for the benefit of a Series in anticipation of delivery of all or a portion of the requisite Deposit Securities, and may require additional collateral of 115% of the market value of said Deposit Securities to be posted, in the sole discretion of the Trust. The Series at any time may use such cash or collateral to purchase Deposit Securities without further consultation with the Participant. To the extent permitted by the Prospectus, the Participant shall be responsible for any and all expenses and costs incurred by the Trust, including all Cash Amounts, in connection with any Creation Orders. The Participant understands and agrees that, in the event collateral or the Fund Deposit are not fully transferred to the Trust by the time specified, a Creation Order may be cancelled by the Trust and the Participant shall be solely responsible for any and all expenses and costs incurred by the applicable Series, Distributor, and the Transfer Agent related to the cancelled Creation Order. Orders processed through the NSCC via CNS are not eligible for cash collateralization.

2.04       Title To Securities; Restricted Shares. The Participant represents that, upon delivery of a portfolio of Deposit Securities to the Custodian and/or the relevant subcustodian in accordance with the terms of the Prospectus, the Trust shall acquire good, marketable, and unencumbered title to said securities, free and clear of any and all liens, restrictions, hypothecations, charges, duties imposed on the transfer of assets, and encumbrances and not subject to any adverse claims, including, without limitation, any restriction upon the sale or transfer of said securities imposed by (A) any agreement or arrangement entered into by the Participant or any “Participant Client”, or (B) any applicable provision of the 1933 Act, and any regulations thereunder (except that (I) securities of issuers other than U.S. issuers shall not be required to have been registered under the 1933 Act if exempt from said registration and (II) securities of U.S. issuers shall not be required to have been registered under the 1933 Act if (1) exempt from said registration or (2) eligible for sale without registration pursuant to Rule 144A under the 1933 Act and said security is included by a Series as a Deposit Security (a “Rule 144A Security”), or of the applicable Law of any other applicable jurisdiction and (C) any said securities being “restricted securities” as said term is used in Rule 144(a)(3)(i) promulgated under the 1933 Act.

2.05       Corporate Actions. With respect to any Creation Order, the Trust, on behalf of each applicable Series, shall return to the Participant or the Participant Client any dividend, distribution, or other corporate action paid to the Trust in respect of any Deposit Security that is transferred to the Trust that, based on the valuation of said Deposit Security on the Business Day on which the Trust receives and accepts the Creation Order in proper form, should have been paid to the Participant or the Participant Client. Likewise, the Participant acknowledges and agrees to return to the Trust any dividend, distribution, or other corporate action paid to the Participant or any Participant Client in respect of any Deposit Security that is transferred to the Participant that, based on the valuation of said Deposit Security on the Business Day on which the Trust receives and accepts the Creation Order in proper form, should have been paid to the Trust.

2.06       Cash Amount and Cash Component. In situations where a Cash Amount and/or a Cash Component shall be applied to a Creation Order, the Participant hereby agrees that the Participant shall transfer funds for each creation of Shares in an amount equal to the Cash Amount and/or Cash Component, as applicable. Computation of this amount shall exclude any stamp duty and other similar fees and expenses payable upon the transfer of beneficial ownership of the Deposit Securities, which shall be the sole responsibility of the Participant and not of the Trust or the Distributor. The Participant hereby agrees to deliver the Cash Amount and/or Cash Component to the Trust on or before the “Contractual Settlement Date” or such earlier time as may be designated by the Trust. The Participant hereby agrees to ensure that the Cash Amount and/or Cash Component shall be received by the Trust in accordance with the terms of the Prospectus and/or the AP Handbook and this Agreement, and, in the event payment of said Cash Amount and/or Cash Component has not been so made, the Participant agrees on behalf of itself or any party for which the Participant acts, to pay the amount of the Cash Amount and/or Cash Component, plus other reasonable costs and interest as computed at such reasonable rate as may be specified by the Trust from time to time. The Participant shall be liable to the Custodian, any sub-custodian, or the Trust for any amounts advanced by the Custodian or any sub-custodian in the sole discretion of the Custodian, sub-custodian, or Trust, as applicable, to the Participant for payment of the amounts due and owing for the Cash Amount and/or Cash Component. For avoidance of doubt, the Custodian shall be under no obligation to advance funds under any circumstances.

2.07       Ownership of Deposit Securities. Notwithstanding anything to the contrary contained herein, and subject to the provisions of Section 2.02, the Participant agrees that this Agreement is a contract for the sale of the Deposit Securities in praesenti, and that ownership of, and all attendant rights to and benefits of, the Deposit Securities shall be vested in the Trust as of the Business Day on which the Trust receives and accepts the related Purchase Order in proper form and in accordance with the foregoing terms and procedures.

SECTION 3   EXECUTION OF REDEMPTION REQUESTS

3.01       Creation Units. To effect the redemption of a Creation Unit of a Series, the Participant agrees to deliver to the Trust, the requisite number of Shares comprising the number of Creation Units being redeemed plus any applicable Cash Amount and/or Cash Component. Proceeds of redemption of a Creation Unit shall consist of “Fund Securities” and/or any applicable Cash Component, less any applicable Cash Amount. To the extent permitted by the Prospectus, the Participant shall be responsible for any and all expenses and costs incurred by the Trust, including all Cash Amounts, in connection with any Redemption Request.

3.02       Delivery of Shares. The Participant understands and agrees that, in the event Shares are not transferred to the Trust (or the Custodian for the benefit of the Trust) by the time specified and in accordance with the terms of the Prospectus and the AP Handbook, a Redemption Request may be cancelled by the Trust and the Participant shall be solely responsible for all expenses, losses, and costs incurred by the Trust, the Transfer Agent, and/or the Distributor related to the cancelled Order. The Distributor shall provide notice to the Participant, as soon as reasonably practicable, of any said cancellation of a Redemption Request.

3.03       Legal and Beneficial Ownership. The Participant represents and warrants that the Participant shall not attempt to place a Redemption Request for the purpose of redeeming any Creation Unit of Shares of any Series unless the Participant or the Participant Client, as the case may be, owns outright or has full legal authority and legal and beneficial right to tender for redemption the requisite number of Shares of the relevant Series to be redeemed as a Creation Unit and to the entire proceeds of the redemption and that said Shares have not been borrowed from or loaned or pledged to another party and are not the subject of a repurchase agreement, securities lending agreement, or any other arrangement affecting legal or beneficial ownership or precluding the tender of said Shares for redemption. In the event that the Distributor and/or the Trust have reason to believe that the Participant does not have the requisite number of Shares of the relevant Series to be redeemed as a Creation Unit, the Distributor and/or the Trust may require the Participant to deliver or execute supporting documentation in order for the Redemption Request to be in proper form. Failure to deliver or execute the requested supporting documentation may result in a Participant’s Redemption Request being rejected as not in proper form.

3.04       Same Business Day Creation and Redemption. Notwithstanding anything to the contrary contained herein, except as otherwise specifically advised by the Participant in writing to the Distributor and the Trust, the Participant represents and warrants on behalf of itself and any Participant Client that, in the case of any Redemption Request that is placed on the same Business Day as any Creation Order is placed by the Participant for the same Series: (i) the Redeeming Shareholder is not the same Participant or Participant Client as the Creation Shareholder; (ii) the Redeeming Shareholder is not affiliated in any manner to or with the Creating Shareholder; (iii) the Redeeming Shareholder and the Creating Shareholder are acting for their own respective beneficial interests; (iv) the placing of said Redemption Request and said Creation Order is not for the beneficial interest of the same person; and (v) the placing of said Redemption Request and said Creation Order is not pursuant to any common plan, mutual agreement, or understanding.

3.05       Corporate Actions. With respect to any Redemption Request, the Participant on behalf of itself and any party for which the Participant is acting, acknowledges and agrees to return to the Trust any dividend, distribution, or other corporate action paid to the Participant or a Participant Client in respect of any Fund Security that is transferred to the Participant or any Participant Client that, based on the valuation of said Fund Security at the time of transfer, should have been paid to the Trust. The Participant on behalf of itself and any party for which the Participant is acting, further acknowledges and agrees that the Trust is entitled to reduce the amount of money or other proceeds due to the Participant or any Participant Client by an amount equal to any dividend, distribution, or other corporate action to be paid to the Participant or to the Participant Client in respect of any Fund Security that is transferred to the Participant or any Participant Client that, based on the valuation of said Fund Security at the time of transfer, should be paid to the Trust. Likewise, the Trust, on behalf of the applicable Series, shall return to the Participant or any Participant Client any dividend, distribution, or other corporate action paid to the Trust in respect of any Fund Security that is transferred to the Trust, on behalf of the applicable Series, that, based on the valuation of said Fund Security at the time of transfer, should have been paid to the Participant or the Participant Client.

3.06       Cash Amount and Cash Component. In situations where a Cash Amount and/or a Cash Component will be applied to a Redemption Request, the Participant hereby agrees that the Participant shall make available or transfer funds in an amount equal to the Cash Amount and/or Cash Component, as applicable. Computation of this amount shall exclude any stamp duty and other similar fees and expenses payable upon the transfer of beneficial ownership of the Fund Securities, which shall be the sole responsibility of the Participant and not of the Trust or the Distributor. The Participant hereby agrees to ensure that the Cash Amount and/or Cash Component shall be received by the Trust on or before the Contractual Settlement Date or such earlier time as may be designated by the Trust. The Participant hereby agrees to ensure that the Cash Amount and/or Cash Component shall be received by the Trust in accordance with the terms of the Prospectus and/or the AP Handbook and this Agreement, and, in the event payment of said Cash Amount and/or Cash Component has not been so made, the Participant agrees on behalf of itself or any party for which the Participant acts to pay the amount of the Cash Amount and/or Cash Component, plus other reasonable costs and interest, as computed at such reasonable rate as may be specified by the Trust from time to time. The Participant shall be liable to the Custodian, any sub-custodian, or the Trust for any amounts advanced by the Custodian or any sub-custodian in the Custodian’s sole discretion to the Participant for payment of the amounts due and owing for the Cash Amount and/or Cash Component. For avoidance of doubt, the Custodian shall be under no obligation to advance funds under any circumstances.

3.07       Open For Business. The Participant understands and agrees that Redemption Requests may be submitted only on days that the Trust is open for business, including as required by Section 22(e) of the 1940 Act.

3.08       One Account. The Participant understands and agrees that Shares of each Series may be redeemed only when one or more Creation Units are held in the account of a single Participant or a single Participant Client. For avoidance of doubt, the Participant understands and agrees that the Participant may not aggregate Shares of different Participant Clients to meet the one account requirement set forth in this Section 3.08.

3.09       Foreign Clients of Participant. Notwithstanding anything to the contrary in this Agreement or the Prospectus, the Participant understands and agrees that residents of certain countries are entitled to receive only cash upon redemption of a Creation Unit; and, therefore, the Participant shall confirm that any request that the Participant submits for an in-kind redemption has not been submitted on behalf of a Participant Client who is a resident of a country requiring that all redemptions be made in cash.

SECTION 4   BENEFICIAL OWNERSHIP LIMITATION

4.01       Beneficial Ownership. The Participant represents and warrants to the Distributor and the Trust that, immediately after each acquisition of Shares by the Participant pursuant to this Agreement (based upon the number of outstanding Shares of said Series made publicly available by the Trust), the Participant does not hold for the Participant’s account or the account of any single Beneficial Owner of Shares of the relevant Series eighty percent (80%) or more of the outstanding Shares of said relevant Series. The Participant agrees that the Participant’s Authorized Persons shall be asked to represent and warrant that, immediately after giving effect to the creation of Shares to which the Order relates, the Participant shall not own or hold eighty percent (80%) or more of the outstanding Shares of the relevant Series of the Trust. If the Participant acts as agent for another party or parties in acquiring Shares, then the Participant agrees that no party or parties on behalf of whom the Participant acquired Shares in the transaction to which the confirmation relates holds or owns through the Participant account, immediately after said acquisition, eighty percent (80%) or more of the outstanding Shares of the relevant Series. The Trust, the Transfer Agent, and Distributor shall have the right to require information from the Participant regarding Share ownership of each Series, and to rely thereon to the extent necessary to make a determination regarding ownership of eighty percent (80%) or more of the currently outstanding Shares of any Series by a Beneficial Owner as a condition to the acceptance of a deposit of Deposit Securities.

4.02       Rule 144A Securities. The Participant represents and warrants to the Distributor and the Trust that, immediately after each acquisition of a Rule 144A Security by the Participant pursuant to this Agreement, the Participant or any Beneficial Owner of the Rule 144A Security shall be a “qualified institutional buyer,” as that term is defined in Rule 144A under the 1933 Act.

SECTION 5   AUTHORIZED PERSONS

5.01       Phone Orders and Website Orders. When placing Orders by phone, an Authorized Person, on behalf of the Participant, shall be required to provide his or her name, the name of the Participant whom he or she represents, and a valid PIN Number (with said PIN Number to be issued by the Distributor). When placing Orders through the Website, an Authorized Person on behalf of the Participant, shall be required to enter a valid firm PIN Number, a valid personal ID, and password (with said password provided by the Distributor) for Website access and trade order processing. The Participant shall have access only to certain section(s) of the Website, as determined by the Trust or the Distributor, in their sole discretion. The Participant shall adhere to the security procedures mandated by the Distributor from time to time in all material respects; provided, however, that said security procedures previously have been provided to Participant. The PIN Number, personal ID, and password shall be kept confidential and shall not be shared with any third party unless otherwise required by applicable Law. It is acknowledged and agreed that these procedures may be revised and updated from time to time and made available in the AP Handbook.

5.02       PIN Numbers and Password. Upon the execution of this Agreement by the Participant and the acceptance thereof by the Distributor, the Participant shall be issued a PIN Number by the Distributor and each Authorized Person shall be issued a personal ID and password for use on the Website. To place Orders through the Distributor, the Authorized Person must provide the Participant’s valid PIN Number and also must enter a valid personal ID and password to access the Website. The PIN Number is used to identify the Participant and validate instructions issued by the Participant pursuant to this Agreement. The Distributor shall be entitled to assume that all instructions issued to the Distributor using the Participant’s PIN Number have been properly placed by Authorized Persons, unless the Participant has revoked the Participant’s PIN Number and said revocation has been acknowledged by the Distributor. The Distributor shall be under no obligation to verify that an Order is being placed by an Authorized Person. The Participant agrees that neither the Distributor nor the Transfer Agent or the Trust shall be responsible for any losses incurred by the Participant as a result of an Authorized Person identifying himself or herself as a different Authorized Person or an unauthorized person identifying himself or herself as an Authorized Person. The PIN Number and password shall be kept confidential and provided only to Authorized Persons unless otherwise required by applicable Law. The Participant may revoke the PIN Number and password at any time upon written notice to the Distributor and the Trust, and the Participant shall be responsible for doing so in the event that the Participant becomes aware that an unauthorized person has received access to the Participant’s PIN Number and/or password or has used the PIN Number and/or password in an unauthorized manner. Upon receipt of said written request, the Distributor promptly shall de-activate the PIN Number and/or password. If a Participant’s PIN Number and/or password is changed, then the new PIN Number and/or password shall become effective on a date mutually agreed upon by the Participant and the Distributor.

5.03       Certification. Concurrently with the execution of this Agreement, and as requested from time to time by the Trust and/or Distributor, but no less frequently than annually, the Participant shall deliver to the Distributor and the Trust, with copies to the Transfer Agent, a certificate (the form of which is set forth in Annex I) signed by the Participant’s Secretary or other duly-authorized person setting forth the names, electronic mail addresses, and telephone and facsimile numbers of all Authorized Persons. Said certificate may be accepted and relied upon by the Distributor and the Trust as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until delivery to the Distributor and the Trust of a superseding certificate in a form approved by the Trust bearing a subsequent date. It shall be the responsibility of the Participant to ensure that the Distributor has a current list of all Authorized Persons. Upon the termination or revocation of authority of an Authorized Person by the Participant, the Participant, as promptly as practicable under the circumstances, shall give written notice of said fact to the Distributor and the Trust with a copy to the Transfer Agent and said notice shall be effective upon receipt by the Distributor and the Trust.

SECTION 6   STATUS OF PARTICIPANT AND DISTRIBUTOR

6.01       Ability To Enter Into Agreement. Each of the Participant and Distributor hereby represents and warrants that the Participant and the Distributor, respectively: (i) is duly organized, validly existing, and in good standing under the laws of the Participant’s and the Distributor’s respective state of organization; (ii) has the power and authority, and the legal right, to own the Participant’s and the Distributor’s respective assets and to transact the business in which the Participant and the Distributor, respectively, is engaged; and (iii) has the power and authority, and the legal right, to execute, deliver, and perform the Participant’s and the Distributor’s respective obligations under this Agreement and has taken all necessary action required by the Participant’s and the Distributor’s respective governing documents or other applicable requirements of law and regulation to authorize the execution, delivery, and performance of this Agreement. Each of the Participant and Distributor hereby represents and warrants that this Agreement, when executed and delivered by the Participant or the Distributor, as applicable, will constitute a legal, valid, and binding obligation of the Participant and the Distributor, respectively, and be enforceable against the Participant and the Distributor, respectively, in accordance with the terms of the Agreement, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or similar laws or regulations affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

6.02       Clearing Status. The Participant hereby represents and warrants that with respect to (i) all Orders of Creation Units of any Series, the Participant is and shall continue to be a DTC Participant, (ii) any Order of Creation Units of any Series initiated through the CNS Clearing Process, the Participant is a Participating Party, and (iii) any Order of Creation Units of any Series initiated through the applicable Non-CNS Clearing Process, the Participant has the ability to transact through said processes designated by said Series. Any change in the status of the Participant with respect to subsection (i) of this Section 6.02 shall terminate this Agreement and the Participant shall give immediate written notice to the Distributor and the Trust of said change. If, at any time, the Participant’s representation and warranty made in subsections (ii) or (iii) of this Section 6.02 becomes inaccurate, the Participant shall give immediate written notice to the Distributor and the Trust in writing, and the Distributor or the Trust may elect to terminate this Agreement in the Distributor’s or the Trust’s sole discretion.

6.03       Broker Dealer Status. The Participant hereby represents and warrants that the Participant: (i) is registered as a broker-dealer under the 1934 Act; (ii) is qualified to act as a broker or dealer in the states or other jurisdictions where the Participant is so required to be qualified, and/or transacts business; and (iii) is a member in good standing of FINRA. The Participant agrees that the Participant shall maintain said registrations, qualifications, and membership in good standing and in full force and effect throughout the term of this Agreement. The Participant further agrees to comply with all applicable Federal laws, the laws of the states or other jurisdictions concerned, and the rules and regulations promulgated thereunder and with the Constitution, By-Laws, and National Association of Securities Dealers (“NASD”)/FINRA Conduct Rules, and that the Participant shall not offer or sell Shares of any Series of the Trust in any state or jurisdiction where said Shares may not lawfully be offered and/or sold.

6.04       Foreign Status. If the Participant is offering and selling Shares of any Series of the Trust in jurisdictions outside the several states, territories, and possessions of the United States and is not otherwise required to be registered, qualified, or a member in good standing of FINRA, as set forth in the preceding paragraph, the Participant nevertheless agrees to observe the applicable laws and regulations of the jurisdiction in which said offer and/or sale is made, to comply with the full disclosure requirements of the 1933 Act and the regulations promulgated thereunder and to conduct the Participant’s business in accordance with the NASD/FINRA Conduct Rules.

6.05       Distributor Status. The Participant understands and acknowledges that the method by which Shares shall be created and traded may raise certain issues under applicable securities laws and regulations. For example, because new Creation Units may be issued and sold by the Trust on an ongoing basis, at any point a “distribution,” as said term is used in the 1933 Act, may occur. The Distributor and the Trust hereby caution the Participant that some activities on the Participant’s part, depending on the circumstances, may result in the Participant’s being deemed a participant in a distribution in a manner which could render the Participant a statutory underwriter and subject the Participant to the prospectus delivery and liability provisions of the 1933 Act. The Participant also understands and acknowledges that dealers who are not “underwriters,” but who are effecting transactions in Shares, whether or not participating in the distribution of Shares, generally are required to deliver a Prospectus. Neither the Distributor nor the Transfer Agent or Trust shall indemnify the Participant for any violations of the federal securities laws committed by the Participant.

SECTION 7   ROLE OF PARTICIPANT

7.01       Independent Contractor. The Participant acknowledges and agrees that, for all purposes of this Agreement, the Participant shall be deemed to be an independent contractor, and shall have no authority to act as agent for the Trust or the Distributor in any matter or in any respect. The Participant and the Distributor each agree to make the Participant and the Distributor, respectively, and the Participant’s and the Distributor’s respective employees available, upon reasonable request, during normal business hours to consult with the other party, and, if requested, the Trust or the Trust’s designees concerning the performance of the Participant’s responsibilities under this Agreement.

7.02       Maintenance of Records. The Participant agrees to maintain books and records of all Orders relating to Shares made by or through the Participant, including pursuant to the Participant’s obligations under the federal securities laws, and, to the extent that the Participant can do so, in a manner consistent with any contractual obligations of the Participant to any clients and applicable Laws, to furnish copies of said records to the Trust or the Distributor upon the reasonable request of the Trust or the Distributor, respectively, solely for regulatory or compliance purposes.

7.03       Affiliations. The Participant represents, covenants, and warrants that, during the term of this Agreement, the Participant shall not be an affiliated person of a Series, a promoter or principal underwriter of a Series, or an affiliated person of said persons, except under Sections 2(a)(3)(A) or 2(a)(3)(C) of the 1940 Act due to ownership of Shares.

7.04       Privacy. The Participant affirms that the Participant has procedures in place reasonably designed to protect the privacy of non-public personal consumer/customer financial information to the extent required by applicable law, rule, and regulation.

7.05       Anti-Money Laundering. The Participant represents that the Participant maintains an anti-money laundering program in compliance with all applicable federal laws, rules, and regulations, including the Bank Secrecy Act, as amended, the USA PATRIOT Act, and the anti-money laundering requirements of FINRA. Participant represents that: (i) the Participant is not acting on behalf of any person that is on the List of Specially Designated Nationals maintained by Treasury’s Office of Foreign Assets Control (“OFAC”) or the subject of an OFAC maintained sanctions program (collectively, “Prohibited Persons”); and (ii) maintains policies and procedures to screen for Prohibited Persons. The Distributor shall verify the identity of each Participant and maintain identification verification and transactional records related to this Agreement in accordance with the requirements of applicable laws and regulations aimed at the prevention and detection of money laundering and/or terrorism activities.

SECTION 8    MARKETING MATERIALS AND REPRESENTATIONS

The Participant represents, warrants, and agrees that the Participant shall not make any representations concerning Shares, the Trust, or the Series, other than those contained in or consistent with the Trust’s then current Prospectus or in any promotional materials or sales literature furnished to the Participant by the Distributor. The Participant agrees not to furnish or cause to be furnished to any person or display or publish any information or materials relating to Shares (including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs, or other similar materials), except such information and materials as may be furnished to the Participant by the Trust or the Distributor and such other information and materials as may be approved in writing by the Trust and the Distributor. The Participant understands that the Trust or any of the Trust’s Series shall not be advertised or marketed as open-end investment companies (i.e., as mutual funds) which offer redeemable securities, and that any advertising materials shall prominently disclose that the individual Shares are not redeemable units of beneficial interest in the Trust. In addition, the Participant understands that any advertising material that addresses redemptions of Shares, including the Prospectus, shall disclose that the owners of Shares may acquire Shares and tender Shares for redemption to the Trust in Creation Units only.

Notwithstanding anything to the contrary in this Agreement, the Participant and the Participant’s affiliates, without the approval of the Distributor or the Trust, may prepare and circulate, in the regular course of the Participant’s and the Participant’s affiliates’ businesses, research, reports, sales literature, institutional communications (as said term is defined in FINRA Rule 2210 or any successor rule), correspondence (as said term is defined in FINRA Rule 2210 or any successor rule), and other similar materials in compliance with applicable FINRA rules. The Participant agrees that any representation or statement in said research, reports, sales literature, institutional communications, correspondence, and other similar materials shall not contain any untrue statement of a material fact related to a Series or omit to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and, to the extent said materials include statements of fact regarding the Shares, said statements of fact shall be consistent with the Prospectus. As between the Trust and Distributor on one hand and the Participant on the other, the Participant agrees that the Participant shall be fully responsible and liable for said research, reports, sales literature, institutional communications, correspondence, and other similar materials.

Participant agrees that, so long as this Agreement remains in effect, the Participant may be identified or named as an “Authorized Participant,” or any similar designation, in any materials relating to relevant Series, the Trust or as may be necessary to meet applicable legal requirements.

SECTION 9   IRREVOCABLE PROXY

9.01       Appointment of Irrevocable Proxy. The Participant represents that, from time to time, the Participant may be a Beneficial Owner and/or a legal owner of the Shares. To the extent that the Participant is a Beneficial Owner and/or legal owner of the Shares, the Participant agrees irrevocably to appoint the Distributor as the Participant’s attorney and proxy with full authorization and power to vote (or abstain from voting) the Shares of the Trust which the Participant is or may be entitled to vote at any meeting of shareholders of the Trust held after the date that this irrevocable proxy is accepted by the Distributor whether annual or special and whether or not an adjourned meeting, or, if applicable, to give written consent with respect thereto. The Distributor will vote (or abstain from voting) the Participant’s beneficially owned Shares in the same proportion (or abstentions) as the other shareholders of the applicable Series. Notwithstanding the foregoing, Shares for which the Participant is the record owner but not the Beneficial Owner (the “Managed Account Shares”) shall not be subject to this irrevocable proxy. The Participant represents that the Participant and the Participant’s affiliates do not directly or indirectly own, control, or hold with power to vote Managed Account Shares and acknowledges that the Distributor is not responsible to exercise the voting rights applicable to Managed Account Shares.

9.02       Powers of Attorney and Proxy. The Distributor, as attorney and proxy for the Participant under this SECTION 9: (i) hereby is given full power of substitution and revocation; (ii) may act through such agents, nominees, or substitute attorneys as the Distributor from time to time may appoint; and (iii) may provide voting instructions to said agents, nominees, or substitute attorneys in any lawful manner deemed appropriate by the Distributor, including in writing, by telephone, telex, facsimile, electronically (including through the Internet), or otherwise. The powers of the Distributor as attorney and proxy under this paragraph shall include (without limiting the Distributor’s general powers hereunder) the power to receive and to waive any notice of any meeting on behalf of the Participant.

9.03       Term of Power of Attorney and Proxy. The appointment of the Distributor as attorney and proxy shall be deemed renewed each time Participant acquires Shares as a Beneficial Owner. The Distributor shall serve as an irrevocable attorney and proxy for the Participant under this Section for so long (and only so long) as this Agreement remains in effect. In the event applicable law prevents the assignment of the irrevocable power of attorney and proxy, or deems said power of attorney and proxy to expire due to the passage of time, the Participant hereby agrees to execute and deliver such additional documentation as may be necessary to cause the Distributor to serve as the Participant’s attorney and proxy for the purposes discussed in this Agreement. This irrevocable proxy automatically shall terminate with respect to any Series or the Trust as a whole, if the Distributor ceases to act as Distributor to any Series or the Trust, as applicable. The Distributor may terminate this irrevocable proxy with sixty (60) days written notice to the Participant.

SECTION 10   INDEMNIFICATION; LIMITATION OF LIABILITY

10.01       Indemnification of Distributor Indemnified Party. The Participant hereby agrees to indemnify and hold harmless the Distributor, the Trust, the Transfer Agent, their respective subsidiaries, Affiliated Persons, directors, partners, managers, officers, employees and agents, and each person, if any, who controls said persons within the meaning of Section 15 of the 1933 Act (each a “Distributor Indemnified Party”) from and against any direct loss, liability, cost, and expense (including reasonable attorneys’ fees and the reasonable costs of investigation, including reasonable costs involved in defending itself in connection with an investigation) (collectively, “Losses”) incurred by said Distributor Indemnified Party as a result of: (i) any breach by the Participant of any provision of this Agreement; (ii) any material failure on the part of the Participant to perform any of the Participant’s obligations set forth in this Agreement, except that the Participant shall not be required to indemnify to the extent that said failure was caused by the Participant’s adherence to instructions given or representations made by the Distributor Indemnified Party, as applicable; (iii) any material failure by the Participant to comply with applicable laws, including rules and regulations of self-regulatory organizations such as the NASD/FINRA Conduct Rules, the federal securities laws, and the rules and regulations thereunder; (iv) actions of said Distributor Indemnified Party in reasonable reliance upon any instructions issued in accordance with the Prospectus or the AP Handbook reasonably believed by the Trust, the Distributor, and/or the Transfer Agent to be genuine and to have been given by the Participant or an Authorized Person; or (v) (A) any representation by the Participant, the Participant’s employees, or the Participant’s agents or other representatives about the Shares, any Distributor Indemnified Party, or the Trust that is not consistent with the Trust’s then-current Prospectus in any material respect and was made in connection with the offer or the solicitation of an offer to buy or sell Shares; or (B) any untrue statement or alleged untrue statement of a material fact contained in any research reports, marketing material and sales literature described in SECTION 8 hereof, or any alleged omission to state therein a material fact required to be stated therein or necessary to make statements therein not misleading to the extent that said statement or omission relates to the Shares, any Distributor Indemnified Party, or the Trust or Series, unless, in either case, said representation, statement, or omission was made or included by the Participant at the written direction of the Distributor. The foregoing shall not apply to any Losses incurred by said Distributor Indemnified Party arising out of the Distributor Indemnified Party’s own fraud, willful misconduct, or reckless disregard of the Distributor Indemnified Party’s duties hereunder. The Participant understands and agrees that the Series as third-party beneficiaries to this Agreement are entitled to proceed directly against the Participant in the event that the Participant fails to honor any of the Participant’s obligations under this Agreement that benefit the Series. The Participant shall not be liable to the Distributor Indemnified Party for any damages arising out of mistakes or errors in data provided to the Participant, or mistakes or errors by, or out of interruptions or delays of communications with, the Distributor Indemnified Parties due to any action of a service provider to the Trust.

10.02       Indemnification of Authorized Participant Indemnified Party. The Distributor hereby agrees to indemnify and hold harmless the Participant, the Participant’s respective subsidiaries, affiliates, directors, officers, employees and agents, and each person, if any, who controls said persons within the meaning of Section 15 of the 1933 Act (each a “AP Indemnified Party”) from and against any loss, liability, cost, and expense (including attorneys’ fees) incurred by such AP Indemnified Party as a result of: (i) any breach by the Distributor of any provision of this Agreement that relates to the Distributor; (ii) any failure on the part of the Distributor to perform any of the Distributor’s obligations set forth in this Agreement; (iii) any failure by the Distributor to comply with applicable laws, including rules and regulations of self-regulatory organizations; (iv) actions of said Distributor Indemnified Party in reliance upon any instructions issued or representations made in accordance with Annex II, Annex III, or Annex IV hereto (as each may be amended from time to time) reasonably believed by the Participant to be genuine and to have been given by the Distributor; or (v) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement of the Trust, as originally filed with the SEC or in any amendment thereof, or in any prospectus or any statement of additional information, or any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in connection with the Participant’s acting in the Participant’s capacity as an Participant. The Distributor shall not be liable to any AP Indemnified Party for any damages arising out of mistakes or errors in data provided to the Distributor, or mistakes or errors by, or out of interruptions or delays of communications with the AP Indemnified Parties, due to any action of a service provider to the Trust.

10.03        Participation in Defense. The indemnifying party in each of the Section 10.01 and 10.02 above shall be entitled to participate at that indemnifying party’s own expense in the defense, or, at that indemnifying party’s option and that indemnifying party’s own expense, to exercise sole control and authority over the defense and settlement of said action. If the indemnifying party elects to exercise sole control authority over the defense and settlement, said defense shall be conducted by counsel chosen by that indemnifying party and satisfactory to the applicable indemnified party in said action, and who shall not, except with the consent of the applicable indemnified party, be counsel to the indemnifying party. If the indemnifying party assumes the defense of any such suit and retains counsel, the indemnified party shall bear the fees and expenses of any additional counsel that that indemnifying party retains. If the indemnifying party does not assume the defense of said suit, or if the indemnified party has been advised by counsel that that indemnifying party may have available defenses or claims that are not available to or conflict with those available to indemnifying party, the indemnifying party shall reimburse the indemnified party for the reasonable fees and expenses of the counsel that said indemnified party retains. The indemnifying party is not authorized to accept any settlement that does not provide the applicable indemnified party with a complete release or that imposes liability not covered by these indemnifications or places restrictions on the indemnified party or causes reputational harm to the indemnified party, in each case, without the prior written consent of the indemnified party. In no case (i) is the indemnification provided by an indemnifying party to be deemed to protect against any liability the indemnified party would otherwise be subject to by reason of that indemnified party’s own willful misfeasance, bad faith or gross negligence in the performance of that indemnified party’s duties or by reason of that indemnified party’s reckless disregard of that indemnified party’s obligations and duties under this Agreement, or (ii) is the indemnifying party to be liable under this Section with respect to any claim made against any indemnified party unless the indemnified party notifies the indemnifying party in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the indemnified party (or after the indemnified party shall have received notice of service on any designated agent). Failure to notify the indemnifying party of any claim shall not relieve the indemnifying party from any liability that the indemnifying party may have to the indemnified party against whom said action is brought, on account of this Section, unless failure or delay to so notify the indemnifying party prejudices the indemnifying party’s ability to defend against said claim.

10.04       Limitation of Liability. The Participant agrees that the Distributor, the Transfer Agent, and the Trust shall not be liable, absent fraud, gross negligence, or willful misconduct, for losses incurred by the Participant in connection with the placement of Orders or otherwise, including as a result of unauthorized use of the Participant’s PIN Number. Neither the Distributor, the Participant, nor the Transfer Agent shall be responsible or liable for any failure or delay in the performance of the Distributor’s, the Participant’s, or the Transfer Agent’s respective obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond the Distributor’s, the Participant’s, or the Transfer Agent’s reasonable control, including without limitation: acts of God; earthquakes; fires; floods; wars; civil or military disturbances; terrorism; sabotage; epidemics; pandemics; riots; interruptions; loss or malfunction of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority; or governmental actions. The Distributor, the Participant, and the Transfer Agent may conclusively rely upon, and shall be fully protected in acting or refraining from acting upon, any communication authorized hereby and upon any written or oral instruction, notice, request, direction, or consent reasonably believed by the Distributor, the Participant, and the Transfer Agent, respectively, to be genuine. In the absence of bad faith, gross negligence, or willful misconduct on the Distributor’s, the Participant’s, or the Transfer Agent’s part, neither the Distributor, the Participant, nor the Transfer Agent, as applicable, whether acting directly or through agents or attorneys, shall be liable for any action taken, suffered, or omitted or for any error of judgment made by any of the Distributor, the Participant, and the Transfer Agent, as applicable, in the performance of the Distributor’s, the Participant’s, and the Transfer Agent’s respective duties hereunder. Neither the Distributor, the Participant, nor the Transfer Agent shall be liable for any error of judgment made in good faith unless the party exercising such shall have been grossly negligent in ascertaining the pertinent facts necessary to make such judgment. In no event shall the Distributor, the Participant, or the Transfer Agent be liable for special, indirect, incidental, exemplary, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of revenue, loss of actual or anticipated profit, loss of contracts, loss of the use of money, loss of anticipated savings, loss of business, loss of opportunity, loss of market share, loss of good will or loss of reputation), even if said parties have been advised of the likelihood of said loss or damage and regardless of the form of action. In no event shall the Distributor, the Participant, or the Transfer Agent be liable for the acts or omissions of DTC, the NSCC, custodian, sub-custodian, or any other securities depository, clearing corporation, exchange or communications service. Neither the Trust, the Distributor nor the Transfer Agent shall be liable to the Participant or to any other person for any damages arising out of mistakes or errors in data provided to the Trust, the Distributor or the Transfer Agent by a third party, or out of interruptions or delays of electronic means of communications with the Trust, the Distributor or the Transfer Agent. The Transfer Agent shall not be required to advance, expend or risk the Transfer Agent’s own funds or otherwise incur or become exposed to financial liability in the performance of the Transfer Agent’s duties hereunder, except as may be required as a result of the Transfer Agent’s own gross negligence, willful misconduct, or bad faith.

10.05       Survival. This SECTION 10 shall survive the termination of this Agreement.

SECTION 11   THIRD PARTY BENEFICIARIES

The Distributor and the Participant acknowledge and agree that this Agreement is entered into for, among other things, the benefit of the Trust and intend that the Trust shall be a third-party beneficiary of this Agreement and shall be entitled to enforce all of the terms hereof, including, without limitation, the rights granted in the Trust’s favor and in favor of the Distributor, the Transfer Agent, or the Custodian under this Agreement.

SECTION 12   NOTICES

All notices, communications, requests, and demands to or upon the respective parties hereto to be effective shall be in writing (and if sent by mail, sent via certified or registered mail, return receipt requested) or be by confirmed facsimile transmission or electronic mail with confirmed delivery status notification. All notices shall be deemed to have been duly given or made when delivered by hand, or three (3) Business Days after being deposited in the mail, postage prepaid, or, in the case of electronic mail transmission, when sent, addressed as follows or at such other address as such party may designate in writing. Notwithstanding the above, delivery of any amendment or supplement to the Prospectus or AP Handbook shall be made via email to the Participant.

DISTRIBUTOR:	PARTICIPANT:
Attn: General Counsel SEI Investments Distribution Co. One Freedom Valley Drive Oaks, Pennsylvania 19456-1100 Telephone: (610) 676-3482 Facsimile: (484) 676-3482 Email:	DTC/ NSCC Clearing Participant Code: [•] Attn: Telephone: Facsimile: Email:

TRANSFER AGENT	TRUST:
Brown Brothers Harriman & Co. 50 Post Office Square Boston, MA 02110 Telephone: (617) 772-1818 Facsimile: (617) 772-2235 Email: david.sternberg@bbh.com	SEI Exchange Traded Funds Trust One Freedom Valley Drive Oaks, Pennsylvania 19456-1100

SECTION 13   COMMENCEMENT OF TRADING

The Participant may not submit an Order pursuant to this Agreement until five (5) Business Days after effectiveness of this Agreement or a date agreed upon by the Distributor and the Participant; provided, however, that, if the execution of this Agreement supersedes any other authorized participant agreement among the Parties that currently is in effect, the Participant must submit any Order pursuant to this Agreement.

SECTION 14   DEFINITIONS

The capitalized terms used in this Agreement are defined below. Any capitalized terms used herein that are not defined shall have the meaning set forth in the Prospectus or in the AP Handbook.

14.01       “1933 Act” means the Securities Act of 1933, as amended.

14.02       “1934 Act” means the Securities Exchange Act of 1934, as amended.

14.03       “1940 Act” has the meaning set forth in the preamble of this Agreement.

14.04       “Affiliated Person” shall have the meaning given to this term by Section 2(a)(3) of the 1940 Act, subject to such exemptions as may be granted by the Securities and Exchange Commission by any rule, regulation, or order applicable to the Trust or the Fund’s investment adviser.

14.05       “Agreement” has the meaning set forth in the preamble of this Agreement.

14.06       “AP Handbook” means the handbook and other supplemental materials that accompany, or are made available in connection with, this Agreement that clarify and provide revised or additional procedures with respect to a Participant’s transactions with the Distributor and the Trust, as said handbook and other supplemental materials may be amended from time to time by the Distributor or the Trust and made available to the Participant. The AP Handbook is incorporated by reference into this Agreement and hereby made a part hereof. It is acknowledged and agreed that the AP Handbook may be made available solely in an electronic format accessible via the internet. Any changes to the AP Handbook made available to the Participant subsequent to the date of this Agreement also shall be deemed incorporated by reference herein.

14.07       “Authorized Person” means a person that is authorized to give instructions relating to any activity contemplated by this Agreement or any other notice, request, or instruction on behalf of the Participant.

14.08       “Beneficial Owner” shall have the meaning given to this term by Rule 13d-3 or Rule 16a-1(a)(2) of the 1934 Act.

14.09       “Business Day” shall mean each day the exchange on which a Series is listed is open for regular trading.

14.10       “Cash Amount” means an amount of cash sufficient to pay any applicable transaction fee, redemption fee, and any additional fixed and/or variable charges applicable to purchase or redemption transactions effected fully or partially in cash (when, in the sole discretion of the Trust, cash transactions are available or specified), in each case, as disclosed in the applicable Prospectus. Without limiting the generality of the foregoing, the term “Cash Amount” also shall include any fees, costs, and expenses (including, without limitation, reasonable attorneys fees) incurred by the Trust in taking possession of, the liquidation of, or other use of any collateral posted in lieu of delivery of Deposit Securities or Shares.

14.11       “Cash Component” means: (1) in the case of a purchase of a Creation Unit, an amount of cash equal to the difference between the total aggregate value of the Deposit Securities and the net asset value of the Creation Unit; and (2) in the case of a redemption of a Creation Unit, an amount of cash equal to the difference between the net asset value of the Creation Unit being redeemed and the total aggregate value of the Fund Securities delivered by the Series in consideration for the Creation Unit, in said case including any cash in lieu amounts.

14.12       “Cash in Lieu” shall have the meaning given this term in Section 2.02 of this Agreement.

14.13       “CNS Clearing Process” means the Continuous Net Settlement clearing processes of the NSCC, as these processes have been enhanced to effect purchases and redemptions of Creation Units.

14.14       “CNS System” means the Continuous Net Settlement clearing processes of NSCC.

14.15       “Contractual Settlement Date” means the date as specified in the Prospectus or in the AP Handbook upon which delivery of Deposit Securities, Shares, and/or any Cash Component, as applicable, must be made by the Participant to the Trust.

14.16       “Creation Unit” means an aggregation of a specified number of Shares of a Series, as specified in the applicable Prospectus.

14.17       “Custodian” means [•], or such other custodian as the Trust may specify from time to time or such other custodian as the Trust may specify from time to time.

14.18       “Deposit Securities” means an in-kind deposit of a designated portfolio of equity or fixed-income securities or other financial instruments as determined from time to time in the sole discretion of the Trust in accordance with the terms of the Prospectus.

14.19       “Distributor Indemnified Party” shall have the meaning set forth in Section 10.01 of this Agreement.

14.20       “Distributor” has the meaning set forth in the preamble of this Agreement.

14.21       “DTC Participant” means a person that is eligible and authorized to participate in the DTC direct registration system.

14.22       “DTC” means The Depository Trust Company.

14.23       “Effective Date” has the meaning set forth in the preamble of this Agreement.

14.24       “Exchange Traded Fund” or “ETF” has the meaning set forth in the preamble of this Agreement.

14.25       “Federal Reserve System” means the central banking system of the United States.

14.26       “FINRA” means the Financial Industry Regulatory Authority, Inc.

14.27       “Fund Deposit” means the requisite Deposit Securities and, if applicable, a Cash Component.

14.28       “Fund Securities” means in-kind redemption proceeds of a designated portfolio of securities or other financial instruments as determined from time to time in the sole discretion of the Trust.

14.29       “Law” means any rule, regulation, statute, order, ordinance, guideline, pronouncement, code, or other legally enforceable requirement, including common law, state and federal laws or securities laws, and laws of foreign jurisdictions, and, with respect to a Party, the rules and regulations of any self regulatory organization of which said Party or, to the extent relevant to the performance of a Party’s obligations under this Agreement, said Party’s Affiliate, is a member or securities market on which Shares are listed.

14.30       “Losses” has the meaning set forth in Section 10.01 of this Agreement.

14.31       “Non-CNS Clearing Process” means the applicable clearing process specified for any Series, including, but not limited to, those affected through the facilities of DTC, the Federal Reserve System, Euroclear, the custodian, local subcustodians, and/or any subset or combination thereof.

14.32       “NSCC” means the National Securities Clearing Corporation.

14.33       “Order Cut-Off Time” means the time by which Orders must be received on the Business Day in order to purchase or redeem Creation Units at the NAV set forth in the Prospectus for that Business Day.

14.34       “Orders” means Purchase Orders and Redemption Requests.

14.35       “Participant Client” means any party on whose behalf the Participant acts in connection with an Order (whether a customer or otherwise).

14.36       “Participant” has the meaning set forth in the preamble of this Agreement.

14.37       “Participating Party” means a Participant who is a member of the NSCC and a participant in the CNS System of NSCC

14.38       “PIN Number” means a unique personal identification number issued to the Participant pursuant to this Agreement.

14.39       “Prospectus” means the relevant Series’ current prospectus and statement of additional information included in the Trust’s effective registration statement, as supplemented and/or amended from time to time.

14.40       “Purchase Order” means an irrevocable order to purchase one or more Creation Units by a Participant.

14.41       “Purchasing Shareholder” means, in the case of a same Business Day Purchase Order and Redemption Request as described in Section 3.04 of this Agreement, the Participant (in the case of a Purchase Order that is placed for the Participant’s own beneficial interest) or the Participant Client (in the case of a Purchase Order that is placed for the Participant Client’s beneficial interest).

14.42       “Redeeming Shareholder” means, in the case of a same Business Day Purchase Order and Redemption Request as described in Section 3.04 of this Agreement, the Participant (in the case of a Redemption Request that is placed for the Participant’s own beneficial interest) or the Participant Client (in the case of a Redemption Request that is placed for the Participant Client’s beneficial interest).

14.43       “Redemption Request” means a request to redeem one or more Creation Units by a Participant.

14.44       “Rule 144A Security” has the meaning set forth in Section 2.04 of this Agreement.

14.45       “Series” has the meaning set forth in the recitals of this Agreement and includes Series that are formed and offered after the date of this Agreement.

14.46       “Shares” has the meaning set forth in the recitals of this Agreement.

14.47       “Trust” has the meaning set forth in the preamble of this Agreement.

14.48       “Website” means the website: [•] (or such other web address as may be communicated by the Distributor or the Trust to the Participant from time to time) established and maintained by the Trust or the Trust’s affiliates for purposes of allowing Participants to place Orders, as this website may be updated from time to time.

SECTION 15   INCORPORATION BY REFERENCE AND PROSPECTUS CONTROLLING

The Participant acknowledges receipt of the AP Handbook, represents that the Participant has reviewed said document, and understands the terms thereof, and further acknowledges that the information and procedures contained therein are incorporated herein by reference. The Participant also acknowledges and agrees that the Prospectus for each Series may contain, among other things, procedures relating to the creation and redemption of Shares. The Participant hereby acknowledges and agrees that the Participant has the responsibility of reviewing and obtaining familiarity with the Prospectus for the Shares of each Series in which the Participant transacts. In the event that any information contained in this Agreement, the AP Handbook or posted on the Website is in conflict with the information disclosed in the Prospectus for a Series, the information contained in the Prospectus shall be controlling. In the event that any information posted on the Website (for the avoidance of doubt, it is acknowledged and agreed that the Website is deemed not to include the Prospectus or the AP Handbook) is in conflict with the terms and conditions of this Agreement, the terms and conditions of this Agreement shall be controlling. The Trust shall make reasonable efforts to keep consistent the information contained in the AP Handbook or posted on the Website and contained in the Prospectus.

SECTION 16   EFFECTIVENESS, TERMINATION, AMENDMENT, AND ASSIGNMENT

16.01       This Agreement shall become effective in this form upon delivery to and execution by the Distributor. This Agreement may be terminated at any time by any Party upon sixty (60) days prior written notice to the other Parties and may be terminated earlier by a Party at any time in the event of a breach by the other Party of any provision of this Agreement (including the AP Handbook), the Prospectus, or the procedures described or incorporated herein. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof. This Agreement supersedes all prior or contemporaneous representations, discussions, negotiations, letters, proposals, agreements, and understandings between the parties hereto with respect to the subject matter hereof, whether written or oral.

16.02       This Agreement may be amended, modified or supplemented by the Trust or the Distributor from time to time without the consent of the Participant or any Beneficial Owner by the following procedure. Amendments to this Agreement can be made upon reasonable notice by the Trust and Distributor, respectively. The Trust or the Distributor will electronically transmit the amendment to the Participant. If neither the Participant nor the other party objects in writing to the amendment within ten (10) business days after its receipt, the amendment will become a part of this Agreement in accordance with its terms. For the avoidance of doubt, it is acknowledged and agreed that changes in procedures stated in the Prospectus or AP Handbook shall not be considered an amendment to this Agreement and shall be effective immediately. This Agreement may not be assigned by any Party without the prior written consent of the other Parties hereto, such consent not to be unreasonably withheld or delayed. Any assignee or successor shall be bound by the terms of this Agreement.

SECTION 17   GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction. To the extent that the applicable laws of the State of New York, or any of the provisions of this Agreement, conflict with the applicable provisions of the 1940 Act, the 1933 Act, or the 1934 Act, the latter shall control. Each party to this Agreement, by said party’s execution hereof, (i) hereby irrevocably submits to the nonexclusive jurisdiction of the state courts of the State of New York or the United States District Courts for the Southern District of New York for the purpose of any action between the parties arising in whole or in part under or in connection with this Agreement, and (ii) hereby waives, to the extent not prohibited by applicable Law, and agrees not to assert, by way of motion, as a defense or otherwise, in any said action, any claim that said party is not subject personally to the jurisdiction of the above-named courts, that said party’s property is exempt or immune from attachment or execution, that any said action brought in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred or removed to any court other than one of the above-named courts, or should be stayed by reason of the pendency of some other proceeding in any other court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by said court.

SECTION 18     HEADINGS

Any headings in this Agreement are for convenience only and do not change the meaning of any provision of the Agreement.

SECTION 19    COUNTERPARTS

This Agreement may be executed in two or more counterparts, all of which shall constitute one and the same instrument. Each said counterpart shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one said counterpart. This Agreement shall be deemed executed by both parties when any one or more counterparts hereof or thereof, individually or taken together, bears the original facsimile or scanned signatures of each of the parties.

SECTION 20    NO PROMOTION

Each of the Trust, the Distributor, and the Transfer Agent agrees that it will not, without the prior written consent of the Participant, which consent shall not be unreasonably withheld, in each instance, (i) use in advertising, publicity or otherwise the name of the Participant, nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by the Participant, or (ii) represent, directly or indirectly, that any product or any service provided by the Trust, the Distributor, or the Transfer Agent has been approved or endorsed by the Participant. This provision shall survive termination or expiration of this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year written above.

[THE REMAINDER OF THIS PAGE INTENTIONALLY IS LEFT BLANK]

SEI INVESTMENTS DISTRIBUTION CO.	[NAME OF PARTICIPANT]

By:	By:
Name:	Name:
Title:	Title:

ACKNOWLEDGED AND ACCEPTED BY:

BROWN BROTHERS HARRIMAN & CO.	THE TRUST:
as Transfer Agent	SEI Exchange Traded Funds Trust

By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

ANNEX I
CERTIFICATE DESIGNATING AUTHORIZED PERSONS

The following employees of [NAME OF PARTICIPANT] (each, an “Authorized Person”) are authorized, in accordance with the __________ Authorized Participant Agreement between [NAME OF PARTICIPANT] and SEI Investments Distribution Co., as said Agreement may be amended from time to time, to act as agent of [NAME OF PARTICIPANT] to submit purchase orders and redemption requests (“Orders”) on behalf of [NAME OF PARTICIPANT] and to give instructions or any other notice or request on behalf of [NAME OF PARTICIPANT] with respect to said Orders or any other activity contemplated by the Authorized Participant Agreement.

SECTION A - List of Current Authorized Persons

Name:
e-mail Address:
Telephone:
Fax:

Name:
e-mail Address:
Telephone:
Fax:

Name:
e-mail Address:
Telephone:
Fax:

Name:
e-mail Address:
Telephone:
Fax:

SECTION B - List of Changes to Authorized Persons

The following persons who were not designated as Authorized Persons on the Participant’s previous Certificate have been verified and added as Authorized Persons:	The following persons who were included on the Participant’s previous Certificate no longer are Authorized Persons:

The undersigned, [name of secretary or authorized officer], [title] of [NAME OF PARTICIPANT], does hereby certify that the persons listed in Section A above have been duly authorized to act as Authorized Persons pursuant to the Authorized Participant Agreement.

By:
Name:
Title:

Date:

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